Exhibit 99.1

Sony Pictures Television and Chicken Soup for the Soul Entertainment

Launch Joint Venture “Crackle Plus”

and Announce Closing of Related Transactions

Crackle Plus Joint Venture Establishes Leading Free Streaming VOD Platform with

Nearly 10 Million Monthly Active Users

CULVER CITY, CA and COS COB, CT – May 14, 2019 – Sony Pictures Television (SPT), one of the television industry’s leading content providers, and Chicken Soup for the Soul Entertainment, Inc. (CSS Entertainment) (Nasdaq: CSSE), a fast-growing media company building online video-on-demand (VOD) networks that provide content for all screens, today launch their new streaming video joint venture named “Crackle Plus” and announce closing of related transactions.

Crackle Plus is expected to have a combined audience of nearly 10 million monthly active users on its owned and operated networks, as well as millions of additional users from its ad rep business, positioning the new company as one of the largest ad-supported VOD (AVOD) platforms in the U.S. Each company brings its respective audience and its video-on-demand and content expertise to the joint venture.

SPT and CSS Entertainment are each contributing assets to establish Crackle Plus. SPT’s contributions to the joint venture include Crackle’s U.S. and Canadian assets including the Crackle brand in those territories, its monthly active users and its ad rep business. SPT and the joint venture also entered into a license agreement for rights to popular TV series and movies from the Sony Pictures Entertainment library, including Crackle’s original content library. In addition, New Media Services, a wholly-owned subsidiary of Sony Electronics Inc., has contracted to provide the technology back-end services for the newly formed joint venture. CSS Entertainment contributions to the joint venture will include the rights to six owned and operated AVOD networks (Popcornflix, Truli, Popcornflix Kids, Popcornflix Comedy, Frightpix, and Espanolflix) and subscription video-on-demand (SVOD) platform Pivotshare.

Under the terms of the agreement, announced on March 29, 2019, CSS Entertainment will own the majority interest in the joint venture. Additionally, CSSE will issue to SPT four million five-year warrants to purchase Class A common stock of CSS Entertainment at various prices.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE:LTS) acted as sole advisor to CSS Entertainment in this transaction. Moelis & Company LLC acted as exclusive financial advisor to SPT in connection with the transaction.

ABOUT SONY PICTURES TELEVISION

Sony Pictures Television (SPT) is one of the television industry’s leading content providers, producing, distributing and carrying programming worldwide in every genre and for every platform. In addition to managing one of the industry’s largest libraries of award-winning feature films, television shows and formats, SPT is home to a thriving global content business, operating 24 wholly-owned or joint-venture production companies in 12 countries, as well as linear and digital channels around the world. SPT is a Sony Pictures Entertainment Company.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a growing media company building online video on-demand (“VOD”) networks that provide video content for all screens. The company also curates, produces and distributes long- and short-form video content that brings out the best of the human spirit, and distributes online content through its wholly-owned subsidiary, A Plus. The company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. The company is also expanding its partnerships with sponsors, television networks and independent producers. The company’s subsidiary, Screen Media, is a leading global independent television and film distribution company that owns one of the largest independently owned television and film libraries. The company also owns Popcornflix®, a popular online advertiser-supported VOD (“AVOD”) network and Pivotshare, a leading subscription-based VOD (“SVOD”) platform. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements by CSS Entertainment that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in CSS Entertainment’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2019) and uncertainties which could cause actual results to differ from the forward-looking statements. CSS Entertainment expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if CSS Entertainment’s underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from CSS Entertainment’s expectations and projections. Additional information regarding the transactions described herein can be found in the Current Reports on Form 8-K filed by CSSE with the Securities and Exchange Commission.

###

INVESTOR RELATIONS

CSS Entertainment

James Carbonara

Hayden IR

james@haydenir.com

(646) 755-7412

MEDIA CONTACTS
CSS Entertainment	SPT
Kate Barrette	Lisa Broock
RooneyPartners LLC	Sony Pictures Television
kbarrette@rooneyco.com	Lisa_Broock@spe.sony.com
(212) 223-0561	310.244.4148